EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated August 6, 2021, relating to the financial statements of Lulu’s Fashion Lounge Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

October 12, 2021